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                                                                Exhibit 10.8.1

                        FORM OF NORMAL OPTION AGREEMENT

     NORMAL OPTION AGREEMENT dated _________________, 1995 providing for the granting of an option by US Foodservice Inc., a Delaware corporation (the "Corporation"), to _______________, an employee of the Corporation or of a subsidiary of the Corporation (the "Employee");

     The Corporation has duly adopted the Management Stock Option Plan of US Foodservice Inc. (the "Plan"), which is incorporated herein by reference. In accordance with Paragraph 6 of the Plan, the Committee (as defined in the Plan) has determined that the Employee is to be granted an option under the Plan to buy shares of the Corporation's Class A Common Stock, par value $0.01 per share (the "Shares"), on the terms and conditions hereinafter provided.

     1. Number of Shares and Normal Option Price. The Corporation hereby grants to the Employee an option (the "Normal Option"), which is a non-statutory stock option, to purchase 213 Shares at a price of $5.43 per Share on the terms and conditions set forth herein. The Shares purchasable upon exercise of the Normal Option are hereinafter referred to as the "Normal Option Shares".

     2. Period of Normal Option and Conditions of Exercise. The Normal Option shall be exercisable in accordance with Section 9 of the Plan as amended; provided, however, that the Normal Option may be exercised only to purchase whole Shares and in no case may a fraction of a Share be purchased.

     No option of the Normal Option shall be exercisable unless (except as otherwise provided in the Plan in case of Retirement (as such term is defined in the Plan), termination or death) the Employee at the time of such exercise is, and at all times from the Date of Grant has been, in the employ of the Corporation or a subsidiary.

     If the employment of the Employee with the Corporation terminates for any reason, the period during which the Employee shall be permitted to exercise the Normal Option shall be determined as provided in Section 11 of the Plan and the Corporation and the Employee shall be governed by the provisions of Section 12 of the Plan relating to puts and calls.

     The Normal Option shall terminate in accordance with the provisions of the Plan.

     3. Non-Transferability of Normal Option; Death of Employee. The Normal Option and this Normal Option Agreement shall not be transferable otherwise than by will or by the laws of descent and distribution; and the Normal Option may be

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exercised, during the lifetime of the Employee, only by him or her, and, in the event of the death of the Employee, only by his or her estate.

     4. Specific Restrictions Upon Normal Option Shares. The Employee hereby agrees with the Corporation as follows:

          (a) The Employee shall acquire the Normal Option Shares for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the "1933 Act") and shall not dispose of any Normal Option Shares in transactions which, in the opinion of counsel to the Corporation, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state securities or "blue sky" laws; and further

          (b) If any Normal Option Shares shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Securities Exchange Act of 1934, as amended) or any Normal Option Shares shall be made by the Employee (or any other person) under such circumstances that he or she (or such other person) may be deemed an underwriter, as defined in the 1933 Act; and further

          (c) Upon exercise, Stock shall not be issued to Optionee unless the Optionee has become a party to the Stockholders Agreement as a Management Investor by Executing a Joinder Agreement.

          (d) The Employee shall be bound by the terms of the Stockholders' Agreement whether or not he or she is a party thereto, as fully as if he or she were a party thereto.

The Employee further agrees that the Corporation shall have the authority to endorse upon the certificate or certificates representing the Normal Option Shares such legends referring to the foregoing restrictions, or any other applicable restrictions, as it may deem appropriate.

     5. Notices. Any Notice required or permitted under this Normal Option Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, either to the Employee at his or her address set forth below or such other address as he or she may designate in writing to the Corporation, or to the Corporation, Cross Creek Pointe, 1065 Highway 315, Suite 101, Wilkes-Barre, PA 18702 or such other address as the Corporation may designate in writing to the Employee.

     6. Failure to Enforce Not a Waiver. The failure of the Corporation to enforce at any time any provision of this Normal

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Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

     7. GOVERNING LAW. THE NORMAL OPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF DELAWARE.

     8. Provisions of Plan. The Normal Option provided for herein is granted pursuant to the Plan, and said Normal Option and this Normal Option Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Normal Option Agreement solely by reference or are expressly cited herein.

     IN WITNESS WHEREOF, the Corporation has executed this Normal Option Agreement in duplicate on the day and year first above written.

                              US FOODSERVICE INC.



                              By:
                                 --------------------------------
                              Name:   Thomas G. McMullen
                              Title:  President and Chief
                                         Operating Officer




                              -----------------------------------
                              Employee

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